THE DREYFUS/LAUREL FUNDS, INC. Dreyfus Core Equity Fund

Registration No. 811-5202 Sub-Item 77Q1

At meetings held on July 23-24, 2008, the Fund’s Board authorized the name change of Dreyfus Premier Core Equity Fund, a series of The Dreyfus/Laurel Funds, Inc. (the “Registrant”), to Dreyfus Core Equity Fund. This change, with respect to the Fund, was reflected in Post Effective Amendment No. 107 to the Registrant’s Registration Statement on Form N-1A, filed with the Securities and Exchange Commission on December 24, 2008.